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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 3, 2003

The Boston Beer Company, Inc. (Exact name of registrant as specified in its chapter)
Massachusetts (State or other jurisdiction of incorporation)	01-14092 (Commission File Number)	04-328-4048 (IRS Employer Identification No.)
75 Arlington Street, Boston, MA (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

(Former name or former address, if changed since last report)

GENERAL INSTRUCTIONS
INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

None.

Item 2. Acquisition or Disposition of Assets.

None.

Item 3. Bankruptcy or Receivership.

None.

Item 4. Changes in Registrant's Certifying Accountant.

None.

Item 5. Other Events and Regulation FD Disclosure.

As of October 23, 2000, the SEC adopted a new rule concerning insider trading. Rule 10b5-1 provides an affirmative defense to insider trading liability if a person established a plan to trade securities prior to that person coming into possession of material non-public information.

In addition to the officers previously reported, Richard P. Lindsay, the Registrant's Chief Financial Officer and Treasurer, has entered into an individual sales plan complying with Rule 10b5-1 for trading in shares of the Registrant's common stock.

His individualized sales plans is separate and distinct from the sales plans of the other officers and sales under the officers' plans will not be coordinated or aggregated. Under the officers' sales plans currently in effect, certain specified amounts of shares will be sold for the purposes of liquidity and investment diversification based on specified trading prices up to the aggregate amount of 103,500 shares for the officers as a group.

Item 6. Resignations of Registrant's Directors.

None.

Item 7. Financial Statements and Exhibits.

None.

Item 8. Change in Fiscal Year.

None.

Item 9. Regulation FD Disclosure.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)
/s/ Martin F. Roper (Signature)*
Date: March 3, 2003	Martin F. Roper, President and C.E.O.

*Print name and title of the signing officer under his signature.